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                                                               EXHIBIT 10(ii)(e)


                                 AMENDMENTS TO
                      SUPPLEMENTAL RETIREMENT PROGRAM FOR
                    MANAGEMENT PROFIT-SHARING ASSOCIATES OF
                          J. C. PENNEY COMPANY, INC.



              Adopted by Vice President and Director of Personnel

                               December 30, 1997
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                                 AMENDMENTS TO
                      SUPPLEMENTAL RETIREMENT PROGRAM FOR
                    MANAGEMENT PROFIT-SHARING ASSOCIATES OF
                          J. C. PENNEY COMPANY, INC.


1. Paragraph (5) (Life Insurance Coverage) of Article IV (Benefits) shall be amended effective January 1, 1997 to add a subparagraph two to read as follows:

          A Participant whose group term life insurance coverage under the Plan terminates because of his attainment of age 70 will have the right to convert his group term life insurance coverage to an individual policy to the extent, and only to the extent, permitted under the group policy applicable to the Participant. Any election to convert to individual coverage must be made within 31 days after the Participant's coverage under the Plan terminates and must be made in accordance with all requirements specified in such policy. The amount of coverage that may be converted shall be the amount in effect immediately before the Participant attained age 70.

2. Paragraph (3) (Small Annuities) of Article V (Form and Commencement of Benefit Payments) shall be amended effective January 1, 1998 to revise sentence one to read as follows:

          If the total benefit payable to an Eligible Management Associate under Paragraph (1) or (2) of Article IV would not provide monthly payments exceeding $100, the benefit shall be converted into an actuarially equivalent lump sum payment (applying the actuarial factors utilized in the Pension Plan).

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